EXHIBIT 10.2



                          SALARY CONTINUATION AGREEMENT


This Agreement is entered into this first day of January, 1987, between QUAKERTOWN NATIONAL BANK, 3rd & W. Broad Streets, Box 759, Quakertown, Pennsylvania 18951 (herein referred to as the "Employer") and Thomas J. Bisko, 9 Clover Lane, RD #5, Quakertown, Pennsylvania 18951 (herein referred to as the "Employee").

                                   WITNESSETH

         WHEREAS, the Employee is currently employed by the Employer in the capacity of Officer; and

         WHEREAS, the Employer recognized that the competent and faithful efforts of the Employee on behalf of the Employer have contributed significantly to the success and growth of the Employer; and

         WHEREAS, the Employer values the efforts, abilities and accomplishments of the Employee and recognizes that his services are vital to its continued growth and profits in the future; and

         WHEREAS, the Employer desires to retain the Employee's valuable services and business counsel and to induce the Employee to remain in his executive capacity with the Employer.

         WHEREAS, the Employee, in consideration of the foregoing, agrees to continue to serve in his executive capacity,

         NOW, THEREFORE, it is mutually agreed as follows:

         1. Death benefit for Employee's Beneficiary. At the time of the Employee's death, his beneficiary (ies) designated in writing to the Employer, will receive the amount of monthly income indicated in the following schedule for 180 consecutive months commencing within 60 days of the date of death:

                                                  Monthly Income to Beneficiary
                        If Death Occurs             For 180 Consecutive Months
               ----------------------------   ----------------------------------


         January 1, 1987 thru December 31, 1995                        $3,841.25
         January 1, 1996 thru December 31, 2005                         4,245.00
         January 1, 2006 thru December 31, 2015                         4,069.42
         January 1, 2016 thru December 31, 2020                         5,278.33
         After December 31, 2020                                        6,625.75


         2. Term of Employment. The benefits stated in paragraph "1" will be paid while the Employee remains in the employ of the Employer. If the Employee's services are terminated for any reason other than death, all of the Employee's rights under this agreement will be terminated and the agreement will become null and void.

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         3. Suicide. No payments will be made to the Employee's beneficiary(ies)
or to his estate in the event of death by suicide during the first 30 months of this agreement.

         4. Status of Agreement. This agreement does not constitute a contract of employment between the parties, nor shall any provision of this agreement restrict the right of the Employer to replace the executive or the right of the Employee to terminate his service.

         5. Binding Effect. This agreement shall be binding upon the parties hereto and upon the successors and assigns of the Employer, and upon the heirs and legal representatives of the Employee.

         6. Interruption of Service. The service of the Employee shall not be deemed to have been terminated or interrupted due to his absence from active service on account of illness, disability, during any authorized vacation or during temporary leaves of absence granted by the Employer for reasons of professional advancement, education, health or government service, or during military leave for any period if the Employee continues to serve in an executive capacity following such interruption.

         7. Forfeiture of Compensation by Competition. The Employee agrees that all rights to compensation following age 65 shall be forfeited by him if he engages in competition with the Employer, without the prior written consent of the Employer, within a radius of 50 miles of the main office of the Employer for a period of ten years, coinciding with the number of years that the Employee shall receive such compensation.

         8. Assignment of Rights. None of the rights to compensation under this Agreement are assignable by the Employee or any beneficiary or designee of the Employee and any attempt to anticipate, sell, transfer, assign, pledge, encumber or change Employee's right to receive compensation, shall be void.

         9. Status of Employee's Rights. The rights granted to the Employee or any designee or beneficiary under this agreement shall be solely those of an unsecured creditor of the Employer.

         10. Amendments. This Agreement may be amended only by a written Agreement signed by the parties.

         11. If the Employer shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither Employee nor any beneficiary of Employee shall have any right with respect to, or claim against, such policy or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of the Employee or his beneficiaries or to be held in any way as collateral security for the fulfilling of the obligations of the Employer under this Agreement except as may be expressly provided by the terms of such policy or other asset. It shall be, and remain, a general, unpledged, unrestricted asset of the Employer.

         12. This Agreement shall be construed under and governed by the laws of the State of Pennsylvania.

         13. Interpretation. Wherever appropriate in this Agreement, words used in the singular shall include the plural and the masculine shall include the feminine gender.

         14. This Agreement shall be binding upon and inure to the benefit of any successor of QNB Corp. and any such successor shall be deemed substituted for QNB Corp. under the terms of this Agreement. As used herein, the term

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"successor" shall include any person, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all of the stock, assets or business of QNB Corp.


IN WITNESS HEREOF, the parties have signed this Agreement the day and year above written.


                                          QUAKERTOWN NATIONAL BANK


                                          BY       /s/ Philip D. Miller
                                             -----------------------------------
                                                       Philip D. Miller

         /s/ Donald T. Knauss                      /s/ Thomas J. Bisko
------------------------------------         -----------------------------------
             Donald T. Knauss                          Thomas J. Bisko


                             BENEFICIARY DESIGNATION

                                          Date  May 26, 1987
                                               ---------------------

         Pursuant to Paragraph "1" of the Salary Continuation Agreement between QUAKERTOWN NATIONAL BANK AND THOMAS J. BISKO, OFFICER, dated January 1, 1987 the undersigned hereby requests that any death benefits payable under the provisions of said agreement be payable to:

                                 Barbara M. Bisko


                                                                          (SEAL)
         /s/ Philip D. Miller                       /s/ Thomas J. Bisko
------------------------------------         -----------------------------------
              Philip D. Miller                          Thomas J. Bisko

                  WITNESS

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